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                                                                    EXHIBIT 99.1

            SIMMONS NAMES NEW EXECUTIVE VICE PRESIDENT OF OPERATIONS

(ATLANTA -- AUGUST 2, 2005) -- Simmons Bedding Company announced today that Robert Burch has joined its executive leadership team, assuming the role of Executive Vice President of Operations as part of its corporate restructuring plan. Mr. Burch comes to Simmons after 26 years with office furniture manufacturer, Steelcase Inc., where he most recently held the position of Vice President of Order Fulfillment for North America.

         In this role at Steelcase, Mr. Burch led the rationalization of order management functions, implemented new planning scheduling systems, and developed a new logistics and transportation network for North America. Prior to this assignment, Mr. Burch led Steelcase's North American Core Product Manufacturing and introduced lean manufacturing programs based on the Toyota manufacturing system. Mr. Burch led product development in North America before his manufacturing leadership assignment.

         "We are confident that Rob's superior management skills and experience in world class manufacturing and logistics will be significant assets to our global business processes," said Charlie Eitel, Simmons' Chairman and CEO. "We look forward to tapping into Rob's expertise to further streamline our operations and strengthen our leadership position in the industry."

         As Executive Vice President of Operations, Mr. Burch's main responsibilities will be Simmons' manufacturing, supply chain, quality and process engineering functions throughout the United States. Reporting to Mr. Eitel, he will oversee the work of more than 2,000 employees at 20 different manufacturing facilities.

         "It is an honor for me to join the Simmons team. We have a great opportunity to further transform our key operations processes into best-in-class performance to achieve additional competitive advantages," said Mr. Burch.

         For more information on Simmons, please visit www.simmons.com.

About Simmons Bedding Company

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 17 conventional bedding manufacturing facilities and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.


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This press release includes forward-looking statements that reflect Simmons'
current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products, including HealthSmart(TM); (iv) Simmons' relationships with Simmons' major suppliers; (v) fluctuations in costs of raw materials; (vi) Simmons' relationship with significant customers and licensees; (vii) Simmons' labor relations; (viii) departure of key personnel;
(ix) encroachments on Simmons' intellectual property; (x) product liability claims; (xi) the timing, cost and success of opening new manufacturing facilities; (xii) Simmons' level of indebtedness; (xiii) interest rate risks;
(xiv) compliance with covenants in Simmons' debt agreements; (xv) future acquisitions; (xvi) an increase in return rates; (xvii) our ability to achieve the expected benefits from the corporate realignment; and (xviii) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.



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